AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL

for Shares of

G REIT, INC.

for $8 per Share

Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers and delivers, and irrevocably directs any custodian or trustee to sell, assign, transfer and deliver ("Transfer") to Everest Investors 17, LP, a California limited partnership (the "Purchaser"), all of the Seller's right, title and interest in such Seller's shares of the common stock (“Shares”) of G REIT, INC., a Maryland corporation (the "Company"), at the cash purchase price of $8.00 per Share, without interest, less the amount of Distributions (as defined in the Offer to Purchase) per Share, if any, made or declared to Seller by the Company after the date of the Offer to Purchase, and less any transfer fees imposed by the Company for each transfer, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 29, 2006, as it may be supplemented or amended (the "Offer to Purchase"), and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

Such Transfer shall include, without limitation, all rights in, and claims to, any dividends, distributions (whether of shares or otherwise), legal claims, settlements and awards, voting rights and other benefits of any nature whatsoever distributable or allocable to Seller's tendered Shares, and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Company after the date upon which the Purchaser purchases Shares tendered pursuant to the Offer. Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to all tendered Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Company books and records, change the address of record of tendered Shares prior to or after completion of the Transfer, or act in such manner as any such attorney-in-fact shall, in its discretion, deem proper with respect to such Shares, to deliver such Shares and transfer ownership of such Shares on the Company's books, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to execute and deliver in the name and on behalf of Seller any and all instruments or documents the Company may request in order to complete the Transfer (including without limitation any additional agreement of transfer, representation and warranty, indemnity, confirmation of intention to sell Shares, or other forms required by the Company), to immediately revoke and withdraw all prior tenders of Shares, to direct any custodian or trustee holding record title to the Shares to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and Distributions, endorse Company checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Shares. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

Seller hereby represents and warrants to the Purchaser that Seller owns all Shares tendered pursuant to the Offer. Seller further hereby represents and warrants to Purchaser that Seller has full power and authority to validly sell, assign, transfer and deliver such Shares to the Purchaser, and that when any such Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and marketable title thereto, free and clear of all claims, options, restrictions, charges, encumbrances or other interests. If the undersigned is signing on behalf of an entity, the undersigned declares that he has authority to sign this document on behalf of such entity.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Shares tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Shares accepted for payment by the Purchaser and any Letter of Transmittal for Shares not accepted for payment may be destroyed by the Purchaser.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Upon request, Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Shares.

Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller is exempt from backup withholding, has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. Seller hereby also certifies, under penalties of perjury, that Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign Company, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine or imprisonment.

The Seller also hereby separately instructs the Company to immediately change the address of Seller’s account to the Purchaser’s address. Seller agrees that the Company shall have no liability to Seller for immediately making the address change or for transferring the Shares under this Letter of Transmittal.

All questions as to the interpretation, validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. Purchaser has no obligation to provide any notice of any such defects. This Letter of Transmittal will not be valid until all defects have been cured or waived.

_________________________________________ [Social Security or Taxpayer ID Number(s)] ____________________/____________________ [Phone Number] / [Fax or E-mail]	________________________________________ [Signature of Owner] _____________________________/__________ [Print Name] [Date]
_______________ [If Selling Less than ALL SHARES, Specify Number] _______________/_________________/___________ [IRA Custodian / Account No. / Phone (if applicable)]	________________________________________ [Signature of Co-Owner] _____________________________/__________ [Print Name] [Date]

Forward the completed Letter of Transmittal and original Company Certificate(s) (if available) to:

Everest Investors 17, LP

199 S. Los Robles Ave., Suite 200

Pasadena, CA 91101

Attn: Securities Processing Department

(626) 585-5920

Re:    G REIT, INC.

Instructions To Complete Agreement Of Transfer

TO SELL YOUR SHARES, PLEASE DO THE FOLLOWING:

1.	Sign the Agreement, print your name and the date. Each Joint Owner must sign.
2.	Provide your social security number.
3.	If you are selling less than all your Shares, indicate the number you wish to sell.
4.	Be sure to enter your telephone number.

5.	If the units are held in an IRA, enter the name of the custodian, your account number, and the phone number of the custodian.
6.	Send the Agreement in the envelope provided.

ADDITIONALLY...

PLEASE INCLUDE THE DOCUMENTS LISTED BELOW AS APPROPRIATE FOR YOUR SITUATION:

Shares held in an IRA: signature of authorized officer of IRA custodian, and copy of corporate resolution authorizing such officer.
Shares held in Trust: copy of trust agreement pages which identify the trust, trustee(s) & the signature page(s).
Shares held in Pension/Profit-Sharing Plan: copy of adoption agreement/bylaws identifying name of trust & signature(s) of trustee(s).
Shares held in a UGMA/CUTMA: copy of birth certificate, or passport when minor is of age and shares are being transferred to beneficiary.
Shares held by Partnership: copy of partnership agreement.
Shares held by Corporation: copy of corporate resolution for authority to sell.
Shares held by Limited Liability Company: copy of operating or members agreement.
Due to Death/Estate: certified copy of death certificate, plus the will, letters testamentary or court order naming executor.

Please also include any certificate you have for the Shares.

Everest Investors 17, LP, 199 S. Los Robles Avenue, Suite 200, Pasadena, CA 91101

(800) 611-4613